Exhibit 31.4

I, Douglas J. McCutcheon, certify that:

1.  I have reviewed this annual report on Form 10-K/A of Metron Technology N.V.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: September 10, 2004

/s/ DOUGLAS J. McCUTCHEON
Douglas J. McCutcheon
Senior Vice President and Chief Financial Officer